SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2014

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the shareholders at the ClearSign Combustion Corporation (the “Company”) Annual Shareholder Meeting held on May 6, 2014. The proposals below are described in detail in the Company’s Proxy Statement which was filed with the Securities and Exchange Commission on March 18, 2014. At the Annual Meeting, the following proposals were approved.

1.	Each of the following nominees was elected to serve as a director until the election and qualification of his successor.

Nominee	For	Withheld	Broker Non-Votes
Richard F. Rutkowski	2,657,737	1,708	5,073,192
David B. Goodson	2,630,351	29,094	5,073,192
Lon E. Bell, Ph.D.	2,657,731	1,714	5,073,192
Scott P. Isaacson	2,640,601	18,844	5,073,192
Stephen E. Pirnat	2,642,612	16,833	5,073,192

2.	Gumbiner Savett Inc. was affirmed as the Company’s independent registered public accounting firm for the year ended December 31, 2014.

For	Against	Abstentions	Broker Non-Votes
7,708,200	3,653	20,784	0

Item 8.01	Other Events

Stock trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, have been adopted or are soon to be adopted by several of the Company’s officers and directors. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. Using these 10b5-1 plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information. The Company’s officers and directors plan to sell shares of common stock either from current holdings or through the exercise of stock options under plan specified price and volume limitations over a period beginning May 2014 through and up to June 2015 as follows: Geoffrey D. Osler, Chief Marketing Officer, up to 85,000 shares; Andrew U. Lee, Senior Vice President of Business Development, up to 11,000 shares; and the BD and DBG Living Trust, which is beneficially owned by David B. Goodson, Director, up to 200,000 shares. In total this represents up to 296,000, or 12.8%, of the 2,315,774 shares beneficially owned by all officers and directors as of February 28, 2014 as disclosed in the Company’s Definitive 14A filed on March 18, 2014 with the Securities and Exchange Commission. Shares may be sold under the plans on the open market at prevailing market prices and subject to minimum price thresholds specified in the plans. Transactions under the 10b5-1 plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2014

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer